UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6425 Hall of Fame Lane, Frisco, Texas 75034

(Address of principal executive offices, including zip code)

(800) 527-7096

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on March 26, 2026, Maple Parent Holdings Corp. (“Maple”), a wholly-owned subsidiary of Keurig Dr Pepper Inc. (the “Company” or “KDP”), completed private offerings of €3.0 billion aggregate principal amount of euro denominated notes and $2.55 billion aggregate principal amount of USD denominated notes (collectively, the “Maple Notes”), which are guaranteed by the Company and certain of its subsidiaries (the “KDP Guarantors”). In addition, on March 6, 2026, KDP entered into an amendment to its Term Loan Agreement, dated as of December 18, 2025, which provides for a senior unsecured delayed draw term loan facility in an aggregate amount not to exceed €10.35 billion (the “Delayed Draw Term Loan Facility”), pursuant to which Maple became a co-borrower and agreed to be jointly and severally liable with KDP for all obligations thereunder. The net proceeds of the Maple Notes and the borrowings under the Delayed Draw Term Loan Facility, together with other financing sources, were used to fund the Company’s previously announced acquisition of all of the issued and outstanding ordinary shares of JDE Peet’s N.V., which was completed on April 1, 2026.

On May 21, 2026, JDEP Coffee B.V., as successor to JDE Peet’s N.V. (“JDEP Coffee”), agreed to fully and unconditionally guarantee, on a joint and several basis with KDP and the KDP Guarantors, the obligations of Maple in respect of the Maple Notes and the Delayed Draw Term Loan Facility, and to fully and unconditionally guarantee, on a joint and several basis with Maple and the KDP Guarantors, the obligations of KDP in respect of its existing outstanding senior notes and revolving credit facility. JDEP Coffee’s guarantees of KDP’s obligations provide that, in addition to the events specified in the applicable indentures and credit agreements governing such indebtedness, such guarantees shall automatically terminate upon the previously announced separation of the Company’s coffee and beverage businesses (the “Separation”).

In addition, on May 21, 2026, Maple, KDP and the KDP Guarantors agreed to fully and unconditionally guarantee, on a joint and several basis with each other, the obligations of JDEP Coffee in respect of the €3.45 billion aggregate principal amount of its Floating Rate Notes due 2027, 0.625% Fixed Rate Notes due 2028, 0.500% Fixed Rate Notes due 2029, 4.125% Fixed Rate Notes due 2030, 1.125% Fixed Rate Notes due 2033 and 4.500% Fixed Rate Notes due 2034 (collectively, the “JDEP EUR Notes”), and the $1.25 billion aggregate principal amount of its 1.375% Notes due 2027 and 2.250% Notes due 2031 (collectively, the “JDEP USD Notes” and together with the JDEP EUR Notes, the “JDEP Notes”). KDP and the KDP Guarantors’ guarantees of the JDEP Notes provide that, in addition to the events specified in the applicable agreements governing such indebtedness, such guarantees shall automatically terminate upon the Separation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.

By:	/s/ Anthony Shoemaker
	Name:	Anthony Shoemaker
	Title:	Chief Legal Officer, General Counsel and Secretary

Date: May 22, 2026